Exhibit 10.1


                      [LETTERHEAD OF URT INDUSTRIES, INC.]



                                 October 1, 1997



Mr. Allan Wolk
1180 East Hallandale Beach Boulevard
Hallandale, Florida 33009


Dear Mr. Wolk:

     It is the purpose of this letter to confirm our agreement to the amend the Amended and Restated Employment Agreement, dated as of the first day of October, 1994 (the "Employment Agreement"), between URT Industries, Inc., and yourself ("Employee") in the manner described below:

     1. Effective as of the date of this letter (the "Effective Date"), subparagraph (a) of Paragraph 2 of the Employment Agreement is hereby deleted and replaced by a new subparagraph (a) providing as follows:

          "(a) Employee shall devote so much of his working time to the business affairs of the Company as may be required to properly perform his duties as (i) Chairman of the Company's Board of Directors and Chief Executive Officer, and (ii) pursuant to a letter agreement dated January 1, 1996 between the Company and its subsidiary, Peaches Entertainment Corporation ("PEC"), Chairman, President and Chief Executive Officer of PEC; and"

     2. Subparagraphs (v), (vi) and (vii) of Paragraph 3 of the Employment Agreement are hereby amended such that Employee's annual rate of base salary under the Employment Agreement, during the thirty (30) calendar month period beginning with the Effective Date and ending on March 31, 2000, shall be reduced by $150,000.00 per year from the amount that would otherwise be payable under such Agreement.





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     Other than as set forth above,  the  Employment  Agreement  shall remain in full force and effect.

     Please sign below to confirm your agreement to the foregoing.


                                             Very truly yours,

                                             URT INDUSTRIES, INC.


                                             By:             /s/ Brian Wolk
                                                 -------------------------------
                                                      Executive Vice-President


AGREED TO AND APPROVED:


          /s/ Allan Wolk
---------------------------------
             Allan Wolk

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